Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on

Form N-1A (the “Registration Statement”) of our reports dated February

17, 2010, relating the financial statements and financial highlights appearing in the

December 31, 2009 Annual Reports to Shareholders of CGM Realty Fund, CGM Focus

Fund and CGM Mutual Fund, which are also incorporated by reference into the

Registration Statement.  We also consent to the references to us under the headings

“Financial Highlights” and “Independent Registered Public Accounting Firm” in such

Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2010